EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference on Form S-8 of our report dated December 8, 2003 with respect to the financial statements of Newtech Resources Ltd. included in the Annual Report on Form 10-KSB for the year ended August 31, 2003.

JONES SIMKINS, P.C.
Logan, Utah
April 21, 2004